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                                                                   EXHIBIT 10.7

                               FIRST AMENDMENT TO
                           ENSTAR NATURAL GAS COMPANY
                                RETIREMENT PLAN
                             FOR SALARIED EMPLOYEES



         WHEREAS, SEAGULL ENERGY CORPORATION (the "Company") has heretofore adopted and maintains the ENSTAR NATURAL GAS COMPANY RETIREMENT PLAN FOR SALARIED EMPLOYEES (the "Plan"); and

         WHEREAS, Section 17.1 of the Plan provides the Administrative Committee appointed by the Chief Executive Officer of the Company to administer the Plan (the "Committee") shall have the authority to amend the Plan to comply with applicable statutory or regulatory requirements; and

         WHEREAS, the Committee desires to amend the Plan for this purpose;

         NOW, THEREFORE, the Plan is hereby amended as follows:

I.       Effective January 1, 1989:

         1. Section 2.2(c) of the Plan shall be deleted and the following shall be substituted therefor:

                 "(c) Except as otherwise provided in the Plan, the terms of this restated Plan shall not affect the Accrued Benefit of Members who are not credited with any Accrual Service on or after the Effective Date or the Vested Interest of Members who do not complete an Hour of Service on or after the Effective Date."

         2.      The term "permanent" shall be deleted wherever it appears in
Section 9.6 of the Plan and shall be replaced with the term "regular."

II.      Effective January 1, 1993:

         1. The following new Paragraphs (13A), (14A), (17A) and (17B) shall be added to Section 1.1 of the Plan:

         "(13A) DIRECT ROLLOVER: A payment by the Plan to an Eligible Retirement Plan designated by a Distributee.





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         (14A)            DISTRIBUTEE:  Each (A) Member entitled to an Eligible
                          Rollover Distribution, (B) Member's surviving spouse with respect to the interest of such surviving spouse in an Eligible Rollover Distribution, and (C) former spouse of a Member who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, with regard to the interest of such former spouse in an Eligible
                          Rollover Distribution.

         (17A) ELIGIBLE RETIREMENT PLAN: (A) With respect to a Distributee other than a surviving spouse, an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified plan described in section 401(a) of the Code, which under its provisions accepts such Distributee's Eligible Rollover Distribution and (B) with respect to a Distributee who is a surviving spouse, an individual retirement account described in section 408(a) of the Code or an individual retirement annuity described in section 408(b) of the Code.

         (17B) ELIGIBLE ROLLOVER DISTRIBUTION: Any distribution of all or any portion of the Accrued Benefit of a Distributee other than (A) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary or for a specified period of ten years or more, (B) a distribution to the extent such distribution is required under section 401(a)(9) of the Code, (C) the portion of a distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), and (D) any other distribution so designated by the Internal Revenue Service in revenue rulings, notices, and other guidance of general applicability."

         2. The second sentence of Section 9.1(c) of the Plan shall be deleted and the following shall be substituted therefor:

         "The Committee shall furnish certain information pertinent to a Member's consent under Paragraph (b)(1) to each Member within a reasonable time (no less than thirty days and no more than ninety days) before his Annuity Starting Date, and the furnished information shall include a general description of the material features of,





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         and an explanation of the relative values of, the alternative forms of benefit available under the Plan and must inform the Member of his right to defer his Annuity Starting Date and of his Direct Rollover right pursuant to Section 9.11 below, if applicable."

         3. The following new Section 9.11 shall be added to Article IX of the Plan:

         "9.11 DIRECT ROLLOVER ELECTION.

                 (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The preceding sentence notwithstanding, a Distributee may elect a Direct Rollover pursuant to this Section only if such Distributee's Eligible Rollover Distributions during the Plan Year are reasonably expected to total $200 or more. Furthermore, if less than 100% of the Member's Eligible Rollover Distribution is to be a Direct Rollover, the amount of the Direct Rollover must be $500 or more. Prior to any Direct Rollover pursuant to this Section, the Distributee shall furnish the Committee with a statement from the plan, account, or annuity to which the benefit is to be transferred verifying that such plan, account, or annuity is, or is intended to be, an Eligible Retirement Plan.

                 (b) No less than thirty days and no more than ninety days before his Annuity Starting Date, the Committee shall inform the Distributee of his Direct Rollover right pursuant to this Section. A distribution or Direct Rollover of the Distributee's benefit may commence less than thirty days after such notice is given, provided that (1) the Committee clearly informs the Distributee that the Distributee has a right to a period of at least thirty days after receiving the notice to consider the decision of whether or not to elect a Direct Rollover and (2) the Distributee, after receiving the notice, affirmatively elects either a distribution or a Direct Rollover or a combination thereof."

III.     Effective August 5, 1993:

         1. The following shall be added to the end of Section 1.1(20) of the Plan:

         "Hours of Service shall also include any hours required to be credited by federal law other than the Act or the Code, but only under the conditions and to the extent so required by such federal law."





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         2.      The following shall be added to the end of Section 1.1(26) of the Plan:

         "A Period of Service shall also include any period required to be credited as a Period of Service by federal law, other than the Act or the Code, but only under the conditions and the extent so required by such federal law."

IV.      Effective January 1, 1994:

         1. The last sentence of Section 1.1(12) of the Plan shall be deleted and the following shall be substituted therefor:

         "The above notwithstanding, the Compensation of any Member taking into account for purposes of the Plan shall be limited to $150,000 for any Plan Year with such limitation to be (i) adjusted automatically to reflect any cost-of-living increases authorized by section 401(a)(17) of the Code (with the adjustment for a calendar year being applicable to any period, not exceeding twelve months, over which Average Monthly Compensation is determined which begins in such calendar year), (ii) prorated to the extent required by applicable law, and (iii) in the case of a Member who is either a five-percent owner of the Company (within the meaning of section 416(i)(1)(A)(iii) of the Code) or is one of the ten highly compensated employees of the Company (within the meaning of section 414(q) of the Code) paid the greatest Compensation during the applicable year and who has a spouse and/or lineal descendants who are under the age of nineteen as of the end of an applicable year who receive Compensation during such applicable year, prorated and allocated among such Member, his spouse, and/or lineal descendants under the age of nineteen based on the Compensation for such applicable year of each such individual. If, in determining a Member's benefits accruing in a Plan Year commencing on or after January 1, 1994, Compensation for any period preceding such Plan Year is taken into account, the Compensation for such prior period shall be subject to the Compensation limitation in the preceding sentence as in effect for that prior period. For this purpose, for periods prior to January 1, 1994, the annual limit on Compensation shall be $150,000."

         2.      The following new Paragraph (31A) shall be added to Section
1.1 of the Plan:

         "(31A) SECTION 401(A)(17) MEMBER: A Member whose current Accrued Benefit as of a date on or after January 1, 1994, is based on Compensation for a year beginning prior to January 1, 1994, that exceeded $150,000."





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         3.      The following new subsections (d) and (e) shall be added to
Section 2.2 of the Plan:

                 "(d)     Notwithstanding any other provisions of the Plan,
         each Section 401(a)(17) Member's Accrued Benefit under the Plan will be the greater of the Accrued Benefit determined for such Member under Paragraph (1) or Paragraph (2) below:

                                  (1)      Such Member's Accrued Benefit
                 determined under the benefit formula applicable for Plan Years beginning on or after January 1, 1994, and applied to such Member's total years of Accrual Service, or

                                  (2)      the sum of:

                                  (A)      Such Member's Accrued Benefit as of
                          December 31, 1993, frozen in accordance with Treasury regulation section 1.401(a)(4)-13, and

                                  (B)      Such Member's Accrued Benefit
                          determined under the benefit formula applicable for Plan Years beginning on or after January 1, 1994, and applied to the years of Accrual Service credited to such Member for Plan Years beginning on or after January 1, 1994.

                 (e) In determining a Member's Accrued Benefit as of December 31, 1993, for purposes of Paragraph (b) above, increases in the annual Compensation limit pursuant to section 401(a)(17) of the Code for 1990, 1991, 1992, and 1993 shall be applied in determining the limits on Compensation for any prior year."

V.       As amended hereby, the Plan is specifically ratified and reaffirmed.

         EXECUTED this 1st day of September, 1994.

                                                   ADMINISTRATIVE COMMITTEE
                                                   ENSTAR NATURAL GAS COMPANY
                                                   RETIREMENT PLAN
                                                   FOR SALARIED EMPLOYEES


                                                         /s/  R. F. BARNES
                                                   By __________________________





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